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                                                                  CONFORMED COPY



                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                      __________________________________

                                   FORM 8-K
                                CURRENT REPORT



                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported) January 21, 1997

                             WHIRLPOOL CORPORATION
       -----------------------------------------------------------------
            (Exact name of registrant as specified in its charter)




                 Delaware                  1-3932         38-1490038
     -----------------------------    ---------------   -------------------
      (State or other jurisdiction    (Commision File   (I.R.S. Employer
            of incorporation)            number)        Identification No.)




    2000 M63 North,  Benton Harbor, Michigan                    49022-2692
    ----------------------------------------------------------------------
    (Address of principal executive officers)                   (Zip Code)



                                (616)-923-5000
              --------------------------------------------------
              Registrant's telephone number, including area code
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Item 5.  Other Events
         ------------

     On January 21, 1997, the registrant reported its earnings for the fourth-quarter and full year of 1996. The Company reported fourth-quarter net earnings of $45 million or 60 cents per share on net revenues of $2.17 billion.

     For the entire year of 1996, the Company reported net earnings of $156 million or $2.08 per share, including a third-quarter charge related to streamlining the Company's Asian headquarters and a North American refrigeration operation. Without the charge, 12-month earnings were $175 million, or $2.33 per share on net revenues of approximately $8.70 billion.


Item 7.  Financial Statements and Exhibits
         ---------------------------------

         Exhibit 1
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     Copy of a press release dated January 21, 1997 regarding the company's earnings for the fourth quarter and full year 1996.


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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                 WHIRLPOOL CORPORATION
                                 Registrant



Date: January 21, 1997        By: /s/ Daniel F. Hopp
                                 ------------------------------
                                 Name:  Daniel F. Hopp
                                 Title: Vice President, General
                                        Counsel and Secretary